UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

CORBUS PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, the board of directors (the “Board”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) approved the terms of a Separation Agreement with Dr. Mark A. Tepper, the Company’s President and Chief Scientific Officer (the “Separation Agreement”) and a consulting agreement with Dr. Tepper (the “Consulting Agreement”, and collectively, together with the Separation Agreement, the “Agreements”) providing for his engagement as an external consultant to the Company. The Agreements were executed on March 31, 2019. Dr. Tepper’s last day of employment with the Company was March 31, 2019 (the “Separation Date”) and his engagement as a consultant commenced on April 1, 2019.

Pursuant to the terms of the Separation Agreement, and in consideration of Dr. Tepper’s assistance in the transition, Dr. Tepper’s release of any and all claims against the Company, Dr. Tepper’s agreement to a 90-day lock-up on sales by Dr. Tepper of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), Dr. Tepper’s agreement not to sell in excess of 250,000 shares of Common Stock in any calendar quarter during the term of the Consulting Agreement, and in lieu of any severance benefits otherwise payable under the amended and restated employment agreement between the Company and Dr. Tepper, dated April 11, 2018, Dr. Tepper will receive (i) an extension of the time period during which he may exercise any options to purchase shares of Common Stock that are vested as of the Separation Date from 90 days to the earlier of (x) any such option’s expiration or (y) December 31, 2021, (ii) continued vesting of outstanding stock options during the term of the Consulting Agreement, the exercise period of which will be subject to the same extension as set forth in (i) above) and (iii) payment of COBRA premiums for 18 months from the Separation Date. The Separation Agreement contains customary covenants in favor of the Company related to confidentiality and non-disparagement.

Pursuant to the terms of the Consulting Agreement, Dr. Tepper will provide advisory services related to the pre-clinical and clinical development of the Company’s endocannabinoid platform, the Company’s business development efforts and such other services as requested by the Company. The Consulting Agreement provides for a term of 18 months, during which the Company will pay Dr. Tepper a monthly consulting fee of $33,667.00. The Consulting Agreement contains customary provisions regarding non-competition and non-solicitation for the duration of the term of the Consulting agreement and for six months thereafter.

The foregoing descriptions of the terms of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Separation Agreement between Corbus Pharmaceutical Holdings, Inc. and Mark Tepper, dated March 31, 2019.
10.2	Consulting Agreement between Corbus Pharmaceutical Holdings, Inc. and Mark Tepper, dated March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: April 1, 2019	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer